SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

     Date of Report (Date of earliest event reported) June 9, 1999

                             METALCLAD CORPORATION
            (Exact name of registrant as specified in its charter)

              Delaware                               0-2000
     (State or other jurisdiction           (Commission File Number)

                                    95-2368719
                       (I.R.S. Employer Identification No.)

          2 Corporate Plaza, Suite
         Newport Beach, California                              92660
     (Address of Principal Executive Office)                  (Zip Code)


        Registrant's telephone number, including area code (949) 719-1234








   ITEM 5.  Other Events.

   On June 2, 1999 the shareholders of the Company approved a resolution to grant the Board of Directors of the Company authority to implement a reverse stock split of the Company s common stock in a ratio of one share up to ten shares of outstanding common stock without amending the Company s Certificate of Incorporation to reduce the number authorized shares or to modify the par value of the shares.

   On June 2, 1999 the Board of Directors approved a reverse stock split of the Company s common stock in a ratio of one share for each ten shares of its outstanding common stock. The record date of the reverse stock split will be June 21, 1999.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   METALCLAD CORPORATION

   By:   /s/Anthony C. Dabbene
       ----------------------------
       Anthony C. Dabbene
       Chief Financial Officer